THOMPSON       ATLANTA                CINCINNATI                COLUMBUS                NEW YORK
         HINE             BRUSSELS           CLEVELAND           DAYTON           WASHINGTON, D.C.

April 27, 2006

Johnson Mutual Funds Trust
3777 West Fork Road
Cincinnati, Ohio 45247

Re:	Johnson Mutual Funds Trust, Files Nos. 33-52970 and 811-7254

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 20 to the Johnson Mutual Funds Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 21 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/

THOMPSON HINE LLP

DSM/JMS